Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Paul E. Anderson	Gary Hanson
(651) 458-6494	(602) 286-1777

Alpha IR Group
(651) 769-6700
nti@alpha-ir.com

NORTHERN TIER ANNOUNCES COMPLETION OF UNPLANNED MAINTENANCE
ON THE SAINT PAUL PARK REFINERY NO. 2 CRUDE UNIT

Tempe, Ariz., - Oct. 7, 2015 - /Globe Newswire/ --Northern Tier Energy LP (NYSE:NTI) (“Northern Tier”) today reported that the previously announced unplanned maintenance on the St. Paul Park refinery No. 2 Crude Unit has been completed. The unit was safely restarted and returned to service on October 2, 2015.

About Northern Tier

Northern Tier Energy LP (NYSE: NTI) is an independent downstream energy company with refining, retail and logistics operations that serves the PADD II region of the United States. Northern Tier operates a 97,800 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier also operates approximately 165 convenience stores and supports approximately 99 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and a bakery and commissary under the SuperMom's brand. Northern Tier is headquartered in Tempe, Arizona.

More information about Northern Tier is available at www.northerntier.com.